UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 24, 2012

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2012, the Board of Directors of Pendrell Corporation (the “Company”) approved the Pendrell Corporation 2012 Equity Incentive Plan (the “2012 Plan”), subject to and effective upon the approval of the 2012 Plan by the Company’s stockholders which the Company expects will occur at its 2012 Annual Meeting of Stockholders to be held later this year (the “Annual Meeting”).

The purpose of the 2012 Plan is to assist the Company in securing and retaining the services of skilled employees, directors, consultants and/or advisors of the Company and to provide incentives for such individuals to exert maximum efforts toward the Company’s success. The 2012 Plan allows for the grant of stock options, stock appreciation rights, performance stock awards, performance cash awards, restricted stock awards, restricted stock unit awards and other stock awards (collectively, “Awards”) to employees, directors and consultants who provide services to the Company or its subsidiaries.

If the 2012 Plan is approved by our stockholders at the Annual Meeting, the aggregate number of shares of Class A Common Stock (the “Common Stock”) that may be issued pursuant to Awards from and after the effective date of the 2012 Plan will not exceed, in the aggregate, the sum of 37,952,546 shares, plus any shares subject to outstanding stock awards granted under the Company’s 2000 Stock Incentive Plan, as amended and restated (the “2000 Plan”) that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned due to the failure to meet a condition required to vest such shares; or (iii) are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award.

The Board of Directors has delegated the administration of the 2012 Plan to the Compensation Committee of the Board of Directors (the “Plan Administrator”). The Plan Administrator has the authority, among other things, to determine the participants to whom Awards may be granted, when and how each Award will be granted, the terms and conditions of each Award (consistent with the terms of the 2012 Plan), the number of shares subject to, or the cash value of, each such Award, and the fair market value applicable to each Award. The Plan Administrator also has the authority to construe and interpret the 2012 Plan and any Awards granted thereunder, and to delegate to one or more executive officers the authority to designate employees who are not officers of the Company to receive options, stock appreciation rights and, to the extent permitted by applicable law, other stock awards, and to determine the terms applicable to and the number of shares of Common Stock subject to such awards.

The 2012 Plan includes individual award limits to satisfy certain tax deduction requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended. Subject to adjustment for changes in capitalization, the aggregate number of shares that may be granted to any one recipient in any calendar year cannot exceed (i) 15 million shares subject to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase in the stock price over 100% of the stock’s fair market value at the time of grant, and (ii) 15 million shares subject to performance-based stock awards. The maximum dollar amount of any payment made under the 2012 Plan to settle all or a portion of a performance-based cash award to any one eligible participant in any calendar year cannot exceed $5 million.

In the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or similar equity restructuring transaction, then proportional adjustments will be made to the class(es) and maximum number of securities (i) subject to the 2012 Plan, (ii) issuable to any one recipient, (iii) issuable pursuant to the exercise of incentive stock options, and (iv) subject to outstanding stock awards, and the per share price of such securities.

Awards granted under the 2012 Plan are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such Awards are generally exercisable only by the recipients of the Awards during their lifetimes. The Plan Administrator retains discretion to permit an assignment, but any transferred Award must remain subject to all of the terms and conditions set forth in the instrument evidencing the Award.

In the event of certain Corporate Transactions (as defined in the 2012 Plan), including transactions that result in a change of control of the Company, the Plan Administrator may (i) arrange for the assumption, substitution or continuation of an Award by the surviving corporation, (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to an Award to the surviving corporation, (iii) accelerate the vesting, in whole or in part, of an Award, (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to an Award, (v) arrange for the cancellation of an Award, to the extent not vested or exercised prior to the effective time of the Corporation Transaction, in exchange for appropriate consideration, and (vi) make a payment equal to the excess, if any, of the value of the property the holder of an Award would have received upon the exercise of the Award immediately prior to a Corporate Transaction over any exercise price payable by such holder in connection with such exercise. An Award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2012 Plan) as may be provided in the agreement evidencing an Award.

The Board of Directors may suspend or terminate the 2012 Plan at any time. No incentive stock option will be granted after the tenth anniversary of the earlier of (i) the date the 2012 Plan is adopted by the Board, or (ii) the date the 2012 Plan is approved by our stockholders. No Awards may be granted while the 2012 Plan is suspended or after it is terminated. Suspension or termination of the 2012 Plan will not impair rights and obligations under any Award granted while the 2012 Plan is in effect except with the written consent of the affected participant or as otherwise permitted in the 2012 Plan.

The foregoing summary of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Effective August 24, 2012, the Compensation Committee of the Board of Directors approved the modification of the performance-based vesting criteria applicable to certain outstanding restricted stock awards (the “Stock Awards”) granted under the 2000 Plan to certain officers of the Company as follows:

Name and Title	Restricted Stock Award

Benjamin G. Wolff, President and Chief Executive Officer	950,000 restricted shares of Class A common stock issued July 5, 2011

Thomas J. Neary, Chief Financial Officer	150,000 restricted shares of Class A common stock issued July 21, 2011

R. Gerard Salemme, Chief Strategy Officer	700,000 restricted shares of Class A common stock issued July 5, 2011

Timothy M. Dozois, Corporate Counsel	150,000 restricted shares of Class A common stock issued July 5, 2011

The Stock Awards, as modified, will vest as follows:

•

50% of each Stock Award will vest on the earlier of (a) when the Company’s trailing 12-month net income reaches $50 million, or (b) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $2.00 or higher; and

•

50% of each Stock Award will vest on the earlier of (a) when the Company’s trailing 12-month net income reaches $100 million, or (b) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $3.00 or higher.

On August 24, 2012, the Company’s Board of Directors determined, with the concurrence of Mr. Wolff, that the vesting conditions associated with 500,000 shares of performance-based restricted stock issued to Mr. Wolff in February 2010 (the “Performance Shares”) will not be satisfied. The vesting of the Performance Shares was conditioned upon Board approval following resolution of the Company’s litigation with The Boeing Company. The Board’s determination resulted in the cancellation of all of the Performance Shares.

On August 24, 2012, the Board of Directors approved the termination of the 2000 Plan, subject to and effective upon stockholder approval of the 2012 Plan. No awards will be granted under the 2000 Plan following the effectiveness of the 2012 Plan. Eligible participants under the 2000 Plan included officers, directors and employees of the Company or its subsidiaries, and consultants, agents, advisors and independent contractors rendering services to the Company or its subsidiaries.

Effective June 20, 2012, Timothy M. Dozois resigned as Acting General Counsel and Corporate Secretary of the Company. Mr. Dozois remains employed by the Company as Corporate Counsel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Pendrell Corporation 2012 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

	By:	/s/ Robert S. Jaffe
August 28, 2012		Robert S. Jaffe Vice President, General Counsel and Corporate Secretary